Exhibit 24



                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Alan K. Geddes, whose signature appears below, constitutes and appoints Robert M. Bearman, Esq., Donna J. Bloomer, Esq. and Betty L. Lewis, each as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under Section 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

Dated:   August 22, 2005




/s/ Alan K. Geddes
----------------------------
Alan K. Geddes



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